'DelaWare

'Ifie !first State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "STRATA CAPITAL CORPORATION", CHANGING ITS NAME FROM "STRATA CAPITAL CORPORATION" TO "METROSPACES, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2012, AT 10:34 O'CLOCK **A.M.**

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4471633 8100

121177518

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9978185

DATE: 11-10-12

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OFTHE
CERTIFICATE OFINCORPORATION
OF
STRATA CAPITAL CORPORATION

STRATA CA.PITAL CORPORATION, a corporation organized and existing under the General Corporation Law, **DOES HEREBY CERTIFY** that:

FillST: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to lhe Certificate ofIncorporation ofthe Corporation as heretofore amended, declaring said amendment to be advisable, recommcuding its approval to the stockholders of the Corporation and submitting itto said stockholders for consideration thereof. The resolution setting forth 1he proposed amendment is a<; follows:

> **RESOLVED,** that Article J of the Certificate of Incorporation of the Corporation be amended in *its* entirety, such thatsaid Article I shall hereafter read as follows:
>
> _'\RIJCLEI
> NAME
>
> The name of the C,orporation is **METROSPACF.,S, JNC.**

SECDND Pursuant to Section 22& of the General Corporation L w, A conse.ot in writing adopting said resolution was signed by the holders of outstanding stock having not less than the minimum number of votes that would benecessary to authorize or take such action at a meeting at which all shares entitJed to vote thereon were present and voted and such consent was delivered to the Corporation by delivery to il'l officer having custody of the hook in which proceedings of meetings of stockholder.; are recorded.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN **\\'ITNESS WHERF:OF,** the Corporation hac; caused this Certificate of Amendrrn;nt lo be signed on its behalf by its officer thereunder duJy authorized this twenty-sixth day of October 2012.

STRAT........... RPORATION

By: ____________
Oscar Brito
President

State of De.lava.re
Secretary *of State*
Division of CozJ:>oratian.s
Delivered 10:34 **AM** *10/31/201.2*
FIIED 10:34 **11M** *10/31/2012*
SRV 121177518 - 4471633 FILE